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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 _____________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 June 6, 1996

                                 _____________

                                 U. S. BANCORP
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Oregon
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                    0-3505
                             (COMMISSION FILE NO.)

                                  93-0571730
                       (IRS EMPLOYER IDENTIFICATION NO.)

                111 S.W. Fifth Avenue
                Portland, Oregon                       97204
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

              Registrant's telephone number, including area code:
                                (503) 275-6111



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ITEM 5.  OTHER EVENTS.

          The merger (the "Merger") of California Bancshares, Inc. ("CBI"), with and into the registrant pursuant to a Restated Agreement and Plan of Merger dated as of February 11, 1996, was consummated on June 6, 1996. In the Merger, each outstanding share of CBI common stock was converted into the right to receive 0.95 shares of the registrant's common stock, with cash paid in lieu of fractional shares based on the average of the closing sale prices of the registrant's common stock for the five trading days immediately preceding June 6, 1996, $35.9125 per share. Approximately 9.7 million shares of the registrant's common stock will be issued in the Merger. The consideration paid by the registrant in the Merger was determined by arm's-length negotiations between the parties.

          A copy of the press release announcing the Merger is attached as an exhibit to this report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS.

          (a)   Financial Statements.

                None

          (b)   Pro Forma Financial Information.


                None

          (c)   Exhibits.

                The exhibits hereto are listed in the Exhibit Index which immediately precedes the exhibits.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        U. S. Bancorp
                                        (Registrant)


                                        By /s/ Steven P. Erwin
                                          Steven P. Erwin
                                          Executive Vice President and
                                          Chief Financial Officer

Dated:  June 11, 1996
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                                 EXHIBIT INDEX


No.             Description
- ---             -----------
 4        Form of Subordinated Debenture

27        Restated Financial Data Schedules

99 Press Release dated June 6, 1996, announcing completion of acquisition of California Bancshares, Inc.
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